Exhibit 10.4

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 29, 2010, is entered into between WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as successor by merger to Wachovia Capital Finance Corporation (Western), as Agent and Lender (in such capacities, “Lender”), and IMAGE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”).

RECITALS

A.            Borrower, Egami Media, Inc., a Delaware corporation (which has since been merged with and into Borrower), Image Entertainment (UK), Inc., a Delaware corporation (which has since been merged with and into Borrower), Home Vision Entertainment, Inc., a Delaware corporation (which has since been merged with and into Borrower), and Lender have previously entered into that certain Loan and Security Agreement dated May 4, 2007, as amended by that certain First Amendment to Loan and Security Agreement dated as of April 28 2008, as amended by that certain Second Amendment to Loan and Security Agreement dated as of June 23, 2009, as amended by that certain Third Amendment to Loan and Security Agreement dated as of July 30, 2009, as amended by that certain Fourth Amendment to Loan and Security Agreement dated as of January 8, 2010, as amended by that certain Fifth Amendment to Loan and Security Agreement dated as of April 15, 2010, and as amended by that certain Sixth Amendment to Loan and Security Agreement dated as of May 3, 2010 (as amended, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrower.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.             Borrower has requested that Lender amend the Loan Agreement in certain respects, and Lender is willing to accommodate such request on the terms and conditions set forth herein.

C.             Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendments to Loan Agreement.

(a)           Clause (m) of the definition of "Eligible Accounts" contained in Section 1.29 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

"(m)           (i) the aggregate amount of such Accounts owing by a single account debtor (other than Amazon.com, Anderson Merchandisers, L.P., Wal-Mart Stores, Inc.,  Best Buy Co., Inc., Ingram Entertainment, Inc., Target Corporation, and AEC One Stop) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts; (ii) the aggregate amount of such Accounts owing by Target Corporation do not constitute more than twenty-five percent (25%) of the aggregate amount of all otherwise Eligible Accounts; (iii) the aggregate amount of such Accounts owing by Best Buy Co., Inc. and Ingram Entertainment, Inc. do not, in the aggregate, constitute more than twenty-five percent (25%) of the aggregate amount of all otherwise Eligible Accounts; (iv) the aggregate amount of such Accounts owing by Amazon.com do not constitute more than thirty-five percent (35%) of the aggregate amount of all otherwise Eligible Accounts; (v) the aggregate amount of such Accounts owing by AEC One Stop do not constitute more than twenty-five percent (25%) of the aggregate amount of all otherwise Eligible Accounts; and (vi) the aggregate amount of such Accounts owing by Anderson Merchandisers, L.P. and Wal-Mart Stores, Inc. do not, in the aggregate, constitute more than thirty-five percent (35%) of the aggregate amount of all otherwise Eligible Accounts (but, in each case, the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);"

(b)           Effective as of February 1, 2011, the definition of “Revolving Loan Limit” in Section 1.92 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

“1.92           ‘Revolving Loan Limit’ shall mean an amount equal to $15,000,000.”

(c)           Effective as of February 1, 2011, the principal amount set forth below the Lender's signature on the signature pages to the Loan Agreement shall be amended and restated to read in its entirety as follows: "$15,000,000".

(d)           The first sentence of Section 13.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on July 31, 2011 (the “Maturity Date”), unless sooner terminated pursuant to the terms hereof.  Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable); provided, that this Agreement and all other Financing Agreements must be terminated simultaneously.”

2.             Condition Subsequent.  With respect to the audited consolidated financial statements of Parent and its Subsidiaries delivered to Lender pursuant to 9.6(a)(ii) of the Loan Agreement for the fiscal year of Borrower ending March 31, 2010, on or before July 31, 2010, Borrower shall provide Lender with an unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and acceptable to Lender, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of such fiscal year.  Failure to deliver such opinion within such time frame shall constitute an Event of Default.

3.             Amendment Fee.

(a)           Borrower shall pay to Lender an amendment fee in the amount of Five Hundred Thousand Dollars ($500,000) (the "Amendment Fee").  $100,000 of the Amendment Fee shall be non-refundable, fully earned, and due and payable by Borrower on the date of this Amendment.  The remaining portion of the Amendment Fee shall be non-refundable, fully earned, and due and payable by Borrower as follows: (a) $50,000 on September 30, 2010, (b) $50,000 on October 25, 2010, (c) $100,000 on December 31, 2010, and (d) $200,000 on March 31, 2011.  Notwithstanding the foregoing, if the Loan Agreement is terminated and all Obligations are fully repaid prior to the date a portion of the Amendment Fee is fully earned and due and payable in accordance with the preceding sentence, Lender shall waive payment of such portion of the Amendment Fee.

(b)           On or prior to August 13, 2010, Borrower shall provide Lender with an irrevocable standby letter of credit with an original face amount of $400,000, issued on behalf of JH Partners Evergreen Fund, LP by a financial institution acceptable to Lender in its sole discretion, naming Lender as beneficiary of such letter of credit, and otherwise with terms and in form and substance satisfactory to Lender in its sole discretion (the “Amendment Fee Related L/C”).  Failure of Borrower to provide the Amendment Fee Related L/C on or prior to August 13, 2010, shall constitute an Event of Default.  For clarification, the Amendment Fee Related L/C is separate and distinct from the Permitted Holders L/C.

(c)           To the extent there is not sufficient Excess Availability to cover any portion of the Amendment Fee then due and payable by Borrower in accordance with clause (a) above, Lender shall be permitted to make a draw on the Amendment Fee Related L/C to pay such portion of the Amendment Fee then due and payable by Borrower.  Upon the termination of the Loan Agreement and repayment in full of all Obligations (including, without limitation, any unpaid portion of the Amendment Fee then due and payable), Lender shall return the Amendment Fee Related L/C to Borrower.

4.             Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)           Amendment.  Lender shall have received this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Permitted Holders L/C.  Lender shall have received an amendment to the Permitted Holders L/C, in form and substance satisfactory to Agent in its sole discretion, extending the expiration date of such letter of credit to no earlier than August 6, 2011.

(c)           Representations and Warranties.  The representations and warranties set forth herein and in the Loan Agreement shall be true and correct.

(d)           Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

5.             Representations and Warranties.  Borrower represents and warrants as follows:

(a)           Authority.  Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Amendment has been duly executed and delivered by Borrower.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties.  The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)           Due Execution.  The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e)           No Default.  No event has occurred and is continuing that constitutes an Event of Default.

6.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

7.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

8.             Reference to and Effect on the Financing Agreements.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)           Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)           To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9.             Estoppel.  To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

10.           Integration.  This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.           Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

IMAGE ENTERTAINMENT, INC.,
a Delaware corporation

By:	/s/ JOHN AVAGLIANO
Name:	John Avagliano
Title:	COO/CFO

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and Lender

By:	/s/ CARLOS VALLES
Name:	Carlos Valles
Title:	Vice President